Exhibit 6.2

Office of the Minnesota Secretary of State Certificate of Organization I, Steve Simon, Secretary of State of Minnesota, do certify that: The following business entity has duly complied with the relevant provisions of Minnesota Statutes listed below, and is formed or authorized to do business in Minnesota on and after this date with all the powers, rights and privileges, and subject to the limitations, duties and restrictions, set forth in that chapter. The business entity is now legally registered under the laws of Minnesota. Name: Foxtail Hollow, LLC File Number: 1386033200029 Minnesota Statutes, Chapter: 322C This certificate has been issued on: 04/11/2023 /s/ Steve Simon Steve Simon Secretary of State State of Minnesota

Office of the Minnesota Secretary of State Minnesota Limited Liability Company/Articles of Organization Minnesota Statutes, Chapter 322C The individual(s) listed below who is (are each) 18 years of age or older, hereby adopt(s) the following Articles of Organization: ARTICLE 1 - LIMITED LIABILITY COMPANY NAME: Foxtail Hollow, LLC ARTICLE 2 - REGISTERED OFFICE AND AGENT(S), IF ANY AT THAT OFFICE: Name Address: 7500 West 78th Street Edina MN 55439 USA ARTICLE 3 - DURATION: PERPETUAL ARTICLE 4 - ORGANIZERS: Name: Address: Mark S Radke 220 South Sixth Street Suite 2200 Minneapolis MN 55402 USA If you submit an attachment, it will be incorporated into this document. If the attachment conflicts with the information specifically set forth in this document, this document supersedes the data referenced in the attachment. By typing my name, I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath. SIGNED BY: Mark S. Radke MAILING ADDRESS: None Provided EMAIL FOR OFFICIAL NOTICES: jjahr@felhaber.com

ARTICLES OF ORGANIZATION OF FOXTAIL HOLLOW, LLC The undersigned organizer, being a natural person eighteen years of age or older, in order to form a limited liability company (the “Company”) under the Minnesota Revised Uniform Limited Liability Company Act, Minnesota Statutes chapter 322C, adopts the following Articles of Organization: ARTICLE I NAME The name of the Company is Foxtail Hollow, LLC. ARTICLE II REGISTERED OFFICE The registered office address of the Company is located at 7500 West 78th Street, Edina, MN 55439. ARTICLE III ORGANIZER The name of the organizer of the Company is Mark S. Radke, with an address of 220 South Sixth Street, Suite 2200, Minneapolis, Minnesota 55402. IN WITNESS WHEREOF, these Articles of Organization have been executed this 11th day of April, 2023. /s/ Mark S. Radke Mark S. Radke, Organizer

Work Item 1386033200029 Original File Number 1386033200029 STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE FILED 04/11/2023 11:59 PM /s/ Steve Simon Steve Simon Secretary of State